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                                                               Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

_____________________________________________________________

The board and shareholders
RiverSource Global Series, Inc.:
      RiverSource Absolute Return Currency and Income Fund
      RiverSource Emerging Markets Bond Fund
      RiverSource Emerging Markets Fund
      RiverSource Global Bond Fund
      RiverSource Global Equity Fund
      RiverSource Global Technology Fund

We consent to the use of our reports dated December 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                                     /s/ KPMG LLP

Minneapolis, Minnesota
December 19, 2007